Exhibit 10.2

Purchase Money Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER SECURITIES LAW. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THE NOTE UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAWS, OR THE RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE MAKER THAT SUCH SALE OR TRANSFER OF THIS NOTE IS EXEMPT FROM REGISTRATION UNDER THE ACT.

New York, New York
$4,200,000	February 23, 2009

          FOR VALUE RECEIVED, the undersigned, Woodland Holdings Corp., a Delaware corporation (the “Maker”), hereby promises to pay to Ned B. Timmer, an individual, or his permitted assigns (including any permitted assignee or other subsequent holder hereof, the “Payee”), the principal sum of Four Million Two Hundred Thousand and 00/100 Dollars ($4,200,000) (the “Note”), together with interest thereon at the Note Rate (as defined below) from the date hereof until paid in full, in coin or currency, which, at the time or times of payment, is legal tender for payment of public and private debts in the United States of America, all in accordance with the terms hereinafter set forth. This Note is issued pursuant to that certain Stock Purchase Agreement, dated as of the date hereof, by and among Payee, Cornerworld Corporation, a Nevada corporation (“Cornerworld”), the Maker, and HCC Foundation, a Michigan not-for-profit corporation (as may be amended or supplemented from time to time, the “Purchase Agreement”).

          1. Definitions. Capitalized terms used in this Note without definition or reference to another agreement shall have the meanings assigned to such terms in the Purchase Agreement. As used in this Note, the following terms shall have the meanings indicated herein and defined below:

          “Code” means the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

          “Free Cash Flow” shall mean, for the period of determination, EBITDA minus cash interest, cash taxes, capital expenditures, debt repayments, Earn Out Payments (as defined under the Stock Purchase Agreement), distributions, dividends, parent company SG&A, plus or minus the net change in working capital accounts.

          “Obligations” means the principal, interest and other amounts payable under this Note.

          2. Interest. The per annum rate of interest to be charged on the Principal Amount shall be twelve percent (12%) (the “Note Rate”) and shall be payable in arrears on the fifteenth Business Day each month, commencing on May 15, 2009, with interest accruing from the date hereof. Interest shall be computed on the basis of a year of 360 days (consisting of twelve 30-day months) and the actual number of days elapsed. Interest payable under this Note shall be paid by Maker to Payee by wire transfer of immediately available funds to an account designated by Payee by written notice to Maker prior to the issuance of the Note.

          3. Maturity. Except as otherwise provided in Sections 6 and 7 hereof, and subject to Sections 8 and 9 hereof, the principal amount of this Note, together with interest accrued and unpaid thereon, shall be due and payable on February 23, 2012.

          4. Application of Payments. All payments made hereon shall be applied first to accrued interest and the balance of any payment shall be applied in reduction of the principal balance.

          5. Free Cash Flow Sweep. Upon the payment in full of all obligations under the Secured Debenture dated as of the date hereof by the Maker and Cornerworld in favor of the Payee, including any refinanced amounts thereof, the Maker shall make a payment on the outstanding Principal Amount in an aggregate principal amount equal to 30% of Free Cash Flow for the quarter then ended.

          6. Security. This Note shall be secured by the “Collateral” as defined in and pursuant to the pledge and security agreements, dated as of the date hereof, from Cornerworld and its subsidiaries in favor of the Payee, as the same may be amended, restated, supplemented or otherwise modified from time to time. Upon the consummation of the transactions contemplated by the Unit Purchase Agreement, Cornerworld and its subsidiaries, as applicable, shall enter into an additional pledge and security agreement granting the Payee a security interest in certain of the assets of T2 Communications and Visitatel.

          7. Place and Manner of Payment. All payments to be made hereon are to be made at such place as the Payee of this Note may, from time to time, in writing appoint.

          8. Optional Prepayment. The loan evidenced hereby may be prepaid in all or in part at any time without premium or penalty.

          9. Events of Default; Mandatory Prepayments. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

               (a) the Maker shall fail to pay, within thirty (30) days after a payment date, the full amount of any payment of principal and/or interest required pursuant to the terms hereof; or

               (b) the occurrence of any Event of Default under the Secured Debenture issued by Maker and other parties to Payee on the same date hereof; or

               (c) the filing of a petition by or against the Maker under any provision of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar law relating to bankruptcy, insolvency or other relief for debtors; or appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of the Maker; or the insolvency of the Maker; or the making of a general assignment for the benefit of creditors by the Maker; provided that any such proceeding is not dismissed within sixty (60) days from the date on which it is filed or instituted.

          10. Acceleration Upon Default. The Maker shall promptly inform the Payee of the occurrence of any of the events described in Section 8. Upon the occurrence of any Event of Default, the Payee, at its option, may by notice to the Maker, declare the unpaid principal amount of this Note, all interest accrued, and unpaid hereon and all other amounts payable hereunder to be immediately due and payable, whereupon the unpaid principal amount of this Note, all such interest and all such other amounts shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, in the event that Maker shall not have cured such Event of Default within ten (10) days after receipt of such notice, and proceed to enforce all other rights and remedies available to the Payee under applicable law. Payee shall be entitled to recover all attorney’s fees and costs incurred as a result of any Event of Default, including the costs of collecting the amounts due hereunder, which amounts shall be due upon demand.

          11. Right of Set-Off. The liabilities and the obligations of the Maker to the Payee hereunder may be reduced, discharged or released by reason of any existing or future right of offset, claim or defense of the Maker against the Payee, or any other party, or against payment of the Obligations, whether such right of offset, claim or defense arises in connection with the Obligations (or the transactions creating the Obligations) or otherwise.

          12. Payment Extension. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall, in any such case, be included in computing interest in connection with such payment.

          13. Registered Note. The Maker shall at all times maintain current registration of this Note as to holder, principal and interest. Notwithstanding anything to the contrary contained herein, this Note is a registered obligation and the right, title, and interest of the Payee and its assignees in and to such Note shall be transferable only upon notation of such transfer in the Register (defined below).

          14. Assignment; Transfer.

          (a) The Maker may not assign or otherwise transfer any of its obligations under this Note without the prior written consent of the Payee.

          (b) The Payee shall not assign, in whole or in part, this Note or any of the Payee’s rights hereunder to any person or entity other than to an entity of which Payee is and at all times remains the sole owner, without the prior written consent of the Maker; provided, however, that the Payee may at any time assign any portion of this note to HCC Foundation. Upon the effectiveness of any such assignment, such assignee shall become a party hereto, and shall have the rights and obligations of the Payee hereunder. The Payee acknowledges and agrees that in the event of any resale, transfer or assignment permitted pursuant to the terms hereof without registration under the U.S. Securities Act of 1933, as amended (the “Act”), such transaction must qualify for an exemption from registration under the Act and any other applicable securities laws, and that the proposed transferee or assignee thereof shall be required to execute an investment representation letter in the form reasonably required by the Maker for purposes of complying with applicable securities laws, and that, if required by the Maker, Payee shall provide an opinion of counsel reasonably acceptable to the Maker with respect to the foregoing matters.

          (c) The Maker shall maintain a copy of each assignment document delivered to and accepted by it and a register for the recording of the names and addresses of the Payee and its assignees and principal amount of the Note and interest thereon owed to the Payee and its assignees by the Maker from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Maker and the Payee and its assignees may treat each person whose name is recorded in the Register as the Payee or assignee, as applicable, for all purposes of this Agreement. The Register shall be available for inspection by the Payee and its assignees at any reasonable time and from time to time upon reasonable prior notice.

          15. Successors and Assigns. This Note shall be binding on the Maker and its successors and permitted assigns and shall be binding upon and inure to the benefit of the Payee, any future holder of this Note and their respective successors and assigns.

          16. Amendment. No provision of this Note may be amended, waived or modified except by written agreement of the Maker and Payee.

          17. Withholding. Provided that the Payee or other holder shall deliver to the Maker a completed IRS form W8-BEN prior to the date hereof and whenever otherwise reasonably requested by the Maker, and shall further provide such other information and documentation as the Maker may from time to time reasonably request in connection with the Maker’s compliance with the exemption from income tax withholding pursuant to Sections 871(h) and 881(c) of the Code, the Maker shall not withhold United States taxes on payments of interest made under this Note.

          18. Replacement of the Note. Upon receipt by the Maker of notice from the Payee of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated and an indemnity in favor of the Maker, reasonably acceptable to the Maker (which indemnity shall be deemed to be acceptable even if it is an unsecured indemnity of the Payee), against any loss, cost, expense, liability or claim as a result of the presentation of the original Note by any other Person), the Maker shall execute and deliver to the Payee a replacement Note of like date, tenor and denomination.

          19. Cumulative Exercise of Rights. The rights and remedies of the Payee as provided in this Note and any other agreements executed in connection herewith and under applicable law shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of the Payee and may be exercised as often as occasion therefor shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies or of the right to exercise them at any time later.

          20. No Waiver. No delay or omission on the part of Payee in exercising any right hereunder or under any other instrument now or hereafter given to evidence or secure the indebtedness evidenced hereby, shall operate as a waiver of such right, or any other right hereunder, or under any of said other agreements.

          21. Waiver of Presentment, Notice and Demand. The Maker waives presentment for payment, demand, protest, notice of nonpayment, protest of nonpayment and consent to any and all renewals, extensions or modifications which might be made by Payee as to the time of payment of this Note, from time to time, and further agree that the security for this Note, or any portion thereof may, from time to time, be modified or released, in whole or in part, without affecting the liability of any party liable hereon or for the payment of this Note.

          22. Governing Law; Jurisdiction.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401)).

          (b) THE MAKER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF MICHIGAN SITTING IN OTTAWA COUNTY AND ANY FEDERAL AND ANY APPELLATE COURT FROM ANY THEREOF IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE MAKER AND, BY ITS ACCEPTANCE HEREOF, THE PAYEE EACH IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MICHIGAN COURT, OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE MAKER AND THE PAYEE AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE SHALL AFFECT ANY RIGHT THAT THE PAYEE MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY SUCH OTHER DOCUMENT AGAINST THE MAKER OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

          23. Jury Trial Waiver. THE MAKER AND, BY ITS ACCEPTANCE HEREOF, THE PAYEE EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE MAKER AND THE PAYEE (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE MAKER AND THE PAYEE HAVE BEEN INDUCED TO ENTER INTO AND ACCEPT THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          24. Severability. The parties hereto intend and believe that each provision in this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions in this Note or any instrument securing the same, is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Note or securing instrument to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable so that the remainder of this Note and any such securing instrument shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein or therein, and that the rights, obligations and interests of the Maker and Payee under the remainder of this Note shall continue in full force and effect.

          25. Interpretation. The headings in this Note are solely for convenience of the parties, and are not intended to and do not limit, construe or modify any of the terms and conditions hereof. Any word or term used in this Note in any form shall be masculine, feminine, neuter, singular or plural, as proper reading requires. The words “herein”, “hereof”, “hereby” or “hereto” shall refer to this Note unless otherwise expressly provided.

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          IN WITNESS WHEREOF, the Maker has executed this Note on the date first written above.

MAKER:

WOODLAND HOLDINGS CORP.

By:	/s/ Scott Beck

Name:	Scott Beck
Title:	Chairman and Chief Executive Officer

Signature Page to Note issued by Woodland Holdings Corp. to Timmer